                                                               EXHIBIT 99.(c)(1)




                          AGREEMENT AND PLAN OF MERGER


                                  by and among




                     FRAMATOME CONNECTORS INTERNATIONAL S.A.





                              BRAVO ACQUISITION CO.



                                       and



                             BERG ELECTRONICS CORP.




                                 August 27, 1998

                                TABLE OF CONTENTS


ARTICLE I   THE OFFER AND MERGER


    Section 1.1         The Offer..............................................................2

    Section 1.2         Company Actions........................................................4

    Section 1.3         Directors..............................................................5

    Section 1.4         The Merger.............................................................6

    Section 1.5         Effective Time.........................................................6

    Section 1.6         Closing................................................................7

    Section 1.7         Directors and Officers of the Surviving Corporation....................7

    Section 1.8         Stockholders' Meeting..................................................7

    Section 1.9         Merger Without Meeting of Stockholders.................................8

ARTICLE II   CONVERSION OF SECURITIES


    Section 2.1         Conversion of Capital Stock............................................8

    Section 2.2         Exchange of Certificates...............................................9

    Section 2.3         Dissenting Shares.....................................................11

    Section 2.4         Company Option Plans..................................................11

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY


    Section 3.1         Organization; Subsidiaries............................................11

    Section 3.2         Capitalization........................................................12

    Section 3.3         Authorization; Validity of Agreement; Company Action..................14

    Section 3.4         Consents and Approvals; No Violations.................................14

    Section 3.5         SEC Reports and Financial Statements..................................15

    Section 3.6         No Undisclosed Liabilities............................................15

    Section 3.7         Absence of Certain Changes............................................16

    Section 3.8         Contracts.............................................................17

    Section 3.9         Employee Benefit Plans; ERISA.........................................18

    Section 3.10        Litigation............................................................19

    Section 3.11        Permits; No Default; Compliance with Applicable Laws..................19

    Section 3.12        Taxes.................................................................20

    Section 3.13        Real and Personal Property............................................21

    Section 3.14        Intellectual Property.................................................22

    Section 3.15        Environmental Matters.................................................22

    Section 3.16        Employee and Labor Matters............................................23

    Section 3.17        Information in Offer Documents........................................23

    Section 3.18        Brokers or Finders....................................................24

    Section 3.19        Insurance.............................................................24

    Section 3.20        Opinion of Financial Advisor..........................................24

    Section 3.21        Rights Plan; Takeover Laws............................................24

    Section 3.22        Termination Agreement.................................................25

    Section 3.23.       Exon-Florio...........................................................25

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT  AND THE
             PURCHASER


    Section 4.1         Organization..........................................................26

    Section 4.2         Authorization; Validity of Agreement; Necessary Action................26

    Section 4.3         Consents and Approvals; No Violations.................................26

    Section 4.4         Information in Offer Documents; Proxy Statement.......................27

    Section 4.5         Sufficient Funds......................................................27

    Section 4.6         Share Ownership.......................................................27

    Section 4.7         Purchaser's Operations................................................27

ARTICLE V   COVENANTS


    Section 5.1         Interim Operations of the Company.....................................28

    Section 5.2         Access to Information.................................................30

    Section 5.3         Employee Benefits.....................................................30

    Section 5.4         No Solicitation.......................................................31

    Section 5.5         Publicity.............................................................33

    Section 5.6         Indemnification; D&O Insurance........................................33

    Section 5.7         Approvals and Consents; Cooperation; Notification.....................34

    Section 5.8         Reasonable Best Efforts; Further Assurances...........................35

    Section 5.9         Shareholder Litigation................................................35

    Section 5.10        Fair Price Statute....................................................35

    Section 5.11        Non-Solicitation and Non-Competition Agreements.......................35

    Section 5.12        Transition Services...................................................36

ARTICLE VI   CONDITIONS


    Section 6.1         Conditions to Each Party's Obligation to Effect the Merger............36

    Section 6.2         Conditions to the Obligations of the Company to Effect the Merger.....36

    Section 6.3         Conditions to the Obligations of Parent and the Purchaser to
                          Effect the Merger ..................................................37

    Section 6.4         Exception.............................................................37

ARTICLE VII   TERMINATION


    Section 7.1         Termination...........................................................37

    Section 7.2         Effect of Termination.................................................39

ARTICLE VIII   MISCELLANEOUS


    Section 8.1         Amendment and Modification............................................39

    Section 8.2         Nonsurvival of Representations and Warranties.........................40

    Section 8.3         Notices...............................................................40

    Section 8.4         Interpretation........................................................41

    Section 8.5         Counterparts..........................................................41

    Section 8.6         Entire Agreement; Third Party Beneficiaries...........................41

    Section 8.7         Severability..........................................................42

    Section 8.8         Governing Law.........................................................42

    Section 8.9         Specific Performance..................................................42

    Section 8.10        Assignment............................................................42

    Section 8.11        Expenses..............................................................42

    Section 8.12        Headings..............................................................42

    Section 8.13        Waivers...............................................................42

    Section 8.14        Disclosure Schedule...................................................43

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of August 27, 1998 (this "Agreement"), by and among FRAMATOME CONNECTORS INTERNATIONAL S.A., a corporation organized under the laws of the Republic of France ("Parent"), BRAVO ACQUISITION CO., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (the "Purchaser"), and BERG ELECTRONICS CORP., a Delaware corporation (the "Company").

                                    RECITALS

            WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and the Purchaser upon the terms and subject to the conditions set forth herein;

            WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to prescribe certain conditions to the transactions contemplated hereby;

            WHEREAS, to satisfy a condition to Parent and Purchaser entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into a Stockholders Agreement (the "Stockholders Agreement") with Purchaser pursuant to which such stockholders have agreed, on the terms and subject to the conditions thereof, to tender their Shares in the Offer (as defined below); and

            WHEREAS, to satisfy a condition to Parent and Purchaser entering into this Agreement and incurring the obligations set forth herein, as soon as practicable following the execution and delivery of this Agreement, Mills & Partners and certain employees of the Company will enter into Non-Competition and Non-Solicitation Agreements (the "Non-Competition and Non-Solicitation Agreements") with the Company pursuant to which such employees and Mills & Partners will agree, on the terms and subject to the conditions thereof, to certain non-competition and non-solicitation arrangements with the Company.

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

          Section 1.1 The Offer. (a) Provided that nothing shall have occurred that, had the Offer referred to below been commenced, would give rise to a right to terminate the Offer pursuant to any of the conditions set forth in Annex A hereto, as promptly as practicable after the date hereof (but in no event later than five business days from the public announcement of the execution hereof), the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), an offer (the "Offer") to purchase for cash any and all of the issued and outstanding shares of (i) Common Stock, par value $0.01 per share, of the Company (referred to herein as either the "Common Shares" or "Company Common Stock") at a price of $35.00 per Common Share, net to the seller in cash (such price, or such higher price per Common Share as may be paid in the Offer, being referred to herein as the "Common Offer Price," provided that Purchaser shall not be required to increase the Common Offer Price) and (ii) Class A Common Stock, par value $0.01 per share, of the Company (referred to herein as either the "Class A Shares" or "Company Class A Common Stock" and, together with the Common Shares, as the "Shares" or "Company Stock," which references include for all purposes the related Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank, dated as of December 22, 1997) at a price of $32.965 per Class A Share, net to the seller in cash (such price, or such higher price per Class A Share as may be paid in the Offer, being referred to herein as the "Class A Offer Price," provided that Purchaser shall not be required to increase the Class A Offer Price, and, together with the Common Offer Price, as the "Offer Price"). The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law; provided that, if the number of Shares that have been physically tendered and not withdrawn are more than 50% of the Shares outstanding on a fully diluted basis but less than 90% of the outstanding shares of each class of capital stock of the Company, the Purchaser may extend the Offer for up to 20 business days from the date that all conditions to the Offer shall first have been satisfied or waived. The obligations of the Purchaser to accept for payment and to pay for any and all Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to there being validly tendered in accordance with the terms of the Offer and not withdrawn prior to the expiration date of the Offer, that number of Shares which, together with any Shares beneficially owned by Parent or the Purchaser, represent at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. The Purchaser shall not amend or waive the Minimum Condition, decrease the Offer Price or decrease the number of Shares sought, or impose any additional conditions to the Offer, or amend any term of the Offer in any manner adverse to the holders of the Shares or extend the expiration date of the Offer (except for such extensions as are contemplated below), in each case without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof). Notwithstanding the foregoing, the Purchaser shall, and Parent agrees to cause the Purchaser to, extend the Offer from time to time until the date that all conditions to the Offer have been satisfied, subject to the provisions of Section 7.1(b)(i) hereof if, and to the extent that, at the initial expiration date of the Offer, or any extension thereof, all conditions to the Offer have not been satisfied or waived. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company. In the event of any increase in the Common Offer Price, the Class A Offer Price will be increased by an equal amount, and in the event of any increase in the Class A Offer Price, the Common Offer Price will be increased by an equal amount.

               (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents when filed will comply as to form in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to omissions or information supplied in writing for inclusion in the Offer Documents, in each case by the Company. Each of Parent and the Purchaser further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and each of Parent and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the initial Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel in writing with any comments or other communications that Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

          Section 1.2  Company Actions.

               (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors, at a meeting duly called and held, has with the affirmative vote of at least a majority of the members of the Board of Directors (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger (as defined in Section 1.4), are fair and in the best interests of the holders of the Shares and approved the Agreement and the transactions contemplated hereby, including the Offer and the Merger, which approvals constitute approval of this Agreement, the Offer and the Merger for purposes of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), and (ii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger, which recommendation shall not be withdrawn, modified or amended except as permitted by Section 5.4(b) hereof.

               (b) As soon as practicable after the time the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.4(b) of this Agreement, contain the recommendation referred to in clause (ii) of Section 1.2(a) hereof. The Company will use its reasonable best efforts to cause the Schedule 14D-9 to be filed on the same date that the Schedule 14D-1 is filed; provided, however, that in any event the
Schedule 14D-9 will be filed no later than ten business days following the commencement of the Offer. The Schedule 14D-9 when filed will comply as to form in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to omissions or information supplied in writing for inclusion in the Schedule 14D-9, in each case by Parent or the Purchaser. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent, the Purchaser and its counsel shall be given a reasonable opportunity to review the initial Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

               (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date (which shall in no event be more than ten days prior to the date hereof), and shall furnish the Purchaser with such additional information (including updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial stockholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser and each of their affiliates, associates, partners, employees, agents and advisors shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

          Section 1.3  Directors.

               (a) Promptly upon the purchase of and payment for Shares by Parent or any of its subsidiaries which represent at least a majority of the outstanding shares of Company Stock (on a fully diluted basis), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to any additional directors designated by Parent pursuant to this Section) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates (including Shares accepted for payment) bears to the total number of shares of Company Stock then outstanding. The Company shall, upon request of and as specified by the Purchaser or Parent, on the date of such request, either increase the size of its Board of Directors or secure the resignations of such number of its incumbent directors as is necessary, consistent with the request of Purchaser or Parent, to enable Parent's designees to be so elected to the Company's Board of Directors, and shall take all actions necessary to cause Parent's designees to be so elected or appointed. At such times, the Company will use its reasonable best efforts to cause individuals designated by Parent to constitute the same percentage as such individuals represent on the Company's Board of Directors of each committee of the Board (other than any committee of the Board established to take action under this Agreement), each board of directors of each Subsidiary (as defined in
Section 3.1) and each committee of each such board. Notwithstanding the foregoing, until the Effective Time, the Company shall retain as members of its Board of Directors at least two directors who are directors of the Company on the date hereof; provided, that subsequent to the purchase of and payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors. The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a), including without limitation mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

               (b) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors, any amendment of this Agreement or the Certificate of Incorporation or By-Laws of the Company, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or the Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company in connection with the rights of the Company hereunder may be effected only with the concurrence of a majority of the directors of the Company then in office who were directors of the Company on the date hereof.

          Section 1.4 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.5 hereof) the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be organized under the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Should the merger of the Purchaser with and into the Company give rise to any material tax liability, at the election of Parent and subject to the consent of the Company, such consent not to be unreasonably withheld, the Merger may be structured so that the Company shall be merged with and into Purchaser with the result that Purchaser shall be the Surviving Corporation. Pursuant to the Merger, (x) the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws. The Merger shall have the effects set forth in the DGCL.

          Section 1.5  Effective Time. On the date of the Closing (as defined in
Section 1.6 hereof) (or on such other date as the parties may agree), the Company and Purchaser shall file with the Delaware Secretary of State a certificate of merger or other appropriate document (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL, and shall make all other filings, recordings and publications required by the DGCL with respect to the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or such later time as is specified in the Certificate of Merger (the time the Merger becomes effective is hereinafter referred to as the "Effective Time").

          Section 1.6 Closing. The closing of the Merger (the "Closing") will take place at 11:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7 Directors and Officers of the Surviving Corporation. The directors of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

          Section 1.8  Stockholders' Meeting.

               (a) If the Purchaser owns less than 90% of the Shares following the purchase of Shares by the Purchaser pursuant to the Offer, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                   (i) duly call, give notice of, convene and hold a special
               meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of voting, considering and taking action upon this Agreement and the Merger;

                   (ii) promptly prepare and file with the SEC a preliminary
               proxy or information statement relating to the Merger and this Agreement, obtain and furnish the information required by the SEC to be included in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement, use its reasonable best efforts to have cleared by the SEC and cause a definitive proxy or information statement and all other proxy materials for such meeting (the "Proxy Statement") to be mailed to its stockholders and use its reasonable best efforts to obtain the necessary adoption of this Agreement and the transactions contemplated hereby by its stockholders and will otherwise comply with all legal requirements applicable to such meeting; and

                   (iii) subject to the fiduciary obligations of the Board
               under applicable law as advised by the Company's outside counsel and subject to Section 5.4(b) hereof, include in the Proxy Statement the recommendation of the Board that stockholders of the Company approve and vote in favor of the adoption of this Agreement and the Merger.

               (b) Parent agrees that it will provide the Company with the information concerning Parent and the Purchaser required to be included in the Proxy Statement and will vote, or cause to be voted, all of the Shares then owned by Parent, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

          Section 1.9  Merger Without Meeting of Stockholders. Notwithstanding
Section 1.8 hereof, in the event that the Purchaser shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

          Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock of the Purchaser (the "Purchaser Common Stock"):

               (a) Each share of the Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

               (b) Any shares of Company Stock held by the Company as treasury stock and any shares of Company Stock owned by Parent, the Purchaser or any other wholly owned Subsidiary (as defined in Section 3.1 hereof) of Parent immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

               (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Common Shares to be cancelled in accordance with Section 2.1(b) hereof and any Dissenting Shares (if applicable and as defined in Section 2.3 hereof)) shall be converted into the right to receive the Common Offer Price, payable to the holder thereof, without interest (the "Common Stock Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof.

               (d) Each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than Class A Shares to be cancelled in accordance with Section 2.1(b) hereof and any Dissenting Shares (if applicable and as defined in Section 2.3 hereof)) shall be converted into the right to receive the Class A Offer Price, payable to the holder thereof, without interest (the "Class A Common Stock Merger Consideration" and, together with the Common Stock Merger Consideration, the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Class A Common Stock in the manner provided in Section 2.2 hereof.

               (e) All such shares of Company Stock, when so converted in accordance with Sections 2.1(c) and 2.1(d) hereof, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2 hereof, without interest, or to perfect any rights of appraisal as a holder of Dissenting Shares (as hereinafter defined) that such holder may have pursuant to Section 262 of the DGCL.

          Section 2.2  Exchange of Certificates.

               (a) Parent shall designate a bank or trust company, or an affiliate thereof, of nationally recognized standing to act as agent for the holders of shares of Company Stock in connection with the Merger (the "Paying Agent") for the purpose of exchanging certificates representing Shares and to receive the funds to which holders of shares of Company Stock shall become entitled pursuant to Sections 2.1(c) and 2.1(d) hereof. Prior to the Effective Time, Parent shall take all steps necessary to deposit or cause to be deposited with the Paying Agent such funds for timely payment hereunder. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

               (b) As soon as reasonably practicable after the Effective Time but in no event more than three business days thereafter, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates"), whose shares were converted pursuant to
Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of any portion of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

               (c) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

               (d) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

               (e) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a) hereof to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

          Section 2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless and until such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

          Section 2.4 Company Option Plans. At the Effective Time, each then outstanding option (collectively, the "Options") to purchase or acquire shares of Company Common Stock under the Company's 1993 Stock Option Plan, as amended, the Company's 1998 Incentive Compensation Plan and the director option to purchase 48,660 shares of Company Common Stock (collectively, the "Option Plans"), whether or not then exercisable or vested, shall be cancelled and shall represent the right to receive in cash an amount equal to the product of (i) the number of shares of Company Common Stock subject to each such Option and (ii) the excess of (A) the Common Stock Merger Consideration over (B) the per share exercise price of such Option. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, obtaining any consents from holders of Options or making any amendments to the terms of the Option Plans) that are necessary to give effect to the transactions contemplated by this Section. Notwithstanding any other provision of this Section, payment may be withheld in respect of any stock option until necessary consents are obtained.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Purchaser as follows:

          Section 3.1 Organization; Subsidiaries. (a) Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, "Company Material Adverse Effect" means any change in or effect on the business of the Company and its Subsidiaries that is materially adverse to the business, financial condition, assets or results of operations of the Company and its Subsidiaries taken as a whole, but excluding (i) any change resulting from general economic or industry conditions and (ii) any circumstance arising from any act or omission on the part of the Parent or the Purchaser not otherwise contemplated by this Agreement. Section 3.1 of the disclosure schedules delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Schedule") sets forth a complete and correct list of all of the Company's Subsidiaries and their respective jurisdictions of incorporation or organization. Except as set forth in Section 3.1 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary holds any interest in a partnership or joint venture of any kind.

               (b) Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company has heretofore delivered to Parent a complete and correct copy of each of its Certificate of Incorporation and By-laws, as currently in effect, and has heretofore made available to Parent a complete and correct copy of the charter and by-laws of each of its Subsidiaries, as currently in effect. In all material respects, the minute books of the Company and the Company Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the boards of directors and all committees of the boards of directors of the Company and the Company Subsidiaries. Complete and accurate copies of all such minute books and of the stock register of the Company and each Company Subsidiary have been made available by the Company to Parent.

               (c) To the knowledge of the Company, Substrate Technologies Inc. and TVS Berg Ltd. are currently operating with all necessary permits and licenses and are in compliance with all applicable laws and regulations, except where the failure to be in compliance with such laws and regulations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.2 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock, 7,000,000 shares of Company Class A Common Stock, and 28,500,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"), of which 670,000 shares are designated as Series A

Junior Preferred Stock. As of August 24, 1998, (i) 39,398,204 shares of Company Common Stock were issued and outstanding, (ii) 2,348,497 shares of Company Common Stock were reserved for issuance upon exercise of Options granted pursuant to the Option Plans, (iii) 1,440,784 Options were granted and remained unexercised pursuant to the Option Plans, (iv) 1,908,554 shares of Company Common Stock were reserved for issuance upon conversion of outstanding shares of Company Class A Common Stock, (v) 255,500 shares of Company Common Stock were issued and held in the treasury of the Company, (vi) 1,908,554 shares of Company Class A Common Stock were issued and outstanding, (vii) there were no shares of Company Preferred Stock issued and outstanding and (viii) 670,000 shares of Series A Junior Preferred Stock were reserved for issuance upon exercise of the Rights. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Since August 24, 1998, no additional shares of capital stock or securities convertible into or exchangeable for such capital stock, have been issued other than any shares of Company Common Stock issued upon exercise of the Options granted under the Option Plans or upon conversion of outstanding shares of Company Class A Common Stock, and no shares of Company Preferred Stock have been issued. Section 3.2(a) of the Company Disclosure Schedule identifies (i) the holders of each of the Options, (ii) the number of Options vested for each holder, (iii) the Option Plan under which each Option was issued, (iv) the number of Options held by such holder and (v) the exercise price of each of the Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for shares of Company Common Stock issuable upon exercise of the Options described in Section 3.2(a) of the Company Disclosure Schedule or upon conversion of outstanding shares of Company Class A Common Stock, or as otherwise set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) outstanding contractual obligations or commitments of any character of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock of the Company or any Company Subsidiary, (iii) outstanding contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any capital stock of the Company or any Company Subsidiary, (iv) outstanding contractual obligations or commitments of any character granting any preemptive or antidilutive right with respect to, any capital stock of the Company or any Company Subsidiary or (v) voting trusts or similar agreements to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any Company Subsidiary. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, other than guarantees by the Company of any indebtedness of any Company Subsidiary.

               (b) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each Company Subsidiary are owned of record and beneficially, directly or indirectly, by the Company, free and clear of all mortgages, security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other material encumbrances of any nature whatsoever.

          Section 3.3 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, except, in the case of the Merger, for the requisite approval of stockholders contemplated by Section 1.8 hereof, if applicable. This Agreement has been duly executed and delivered by the Company and (assuming due and valid authorization, execution and delivery hereof by Parent and Purchaser) is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 3.4 Consents and Approvals; No Violations. Except as disclosed in Section 3.4 of the Company Disclosure Schedule and except, with respect to paragraphs (iv) and (v) hereof, for (a) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and other applicable antitrust or competition laws, (b) applicable requirements under the Exchange Act, (c) the filing of the Certificate of Merger, (d) applicable requirements under "takeover" or "blue sky" laws of various states, and (e) matters specifically described in this Agreement, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company or the charter or by-laws of any of its Subsidiaries,
(ii) result in a violation or breach of, or result in any loss of benefit or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or modification) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound,
(iii) violate or conflict
with any order, writ, judgment, injunction or decree binding upon or applicable to the Company, any of its Subsidiaries or any of their properties or assets,
(iv) violate or conflict with any law, statute, rule or regulation binding upon or applicable to the Company, any of its Subsidiaries or any of their properties or assets, (v) require on the part of the Company or any of its Subsidiaries any action by or in respect of any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (a "Governmental Entity") or (vi) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iv), (v) or (vi) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, would not reasonably be expected to have a Company Material Adverse Effect or would not materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

          Section 3.5 SEC Reports and Financial Statements. The Company has filed all reports required to be filed by it with the SEC pursuant to the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), since January 1, 1997 (as such documents have been amended since the date of their filing, collectively, the "Company SEC Documents"). The Company SEC Documents (a) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) as of their respective filing dates, or if amended, as of the date of the last such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the historical consolidated balance sheets (including the related notes) included in the Company SEC Documents fairly presents in all material respects the financial position of the Company and its consolidated Subsidiaries as of the date thereof, and the other related historical statements (including the related notes) included in the Company SEC Documents fairly present in all material respects the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the historical consolidated balance sheets and historical statements of operations and cash flow (including the related notes) included in the Company SEC Documents has been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as otherwise noted therein and, in the case of unaudited interim financial statements, subject to normal year-end adjustments and except as permitted by Form 10-Q of the SEC. The books and records of the Company and its Subsidiaries have been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements.

          Section 3.6 No Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since December 31, 1997, (b) for liabilities and obligations disclosed in the Company SEC Documents filed prior to the date hereof, (c) for liabilities and obligations incurred in connection with the Offer and the Merger or otherwise as contemplated by this Agreement and (d) as disclosed in Section 3.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for such liabilities or obligations which would not have a Company Material Adverse Effect.

          Section 3.7 Absence of Certain Changes. Except as (a) disclosed in the Company SEC Documents filed prior to the date hereof, (b) disclosed in
Section 3.7 of the Company Disclosure Schedule, or (c) contemplated by this Agreement, since December 31, 1997, the Company has conducted its business in the ordinary and usual course, consistent with past practices, and there has not been:

                   (i) any transaction, commitment, dispute or other event,
               occurrence, development of a state of circumstances or facts or condition (financial or otherwise) of any character (whether or not in the ordinary course of business consistent with past practices) which, alone or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

                   (ii) any declaration, setting aside or payment of any
               dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or such Subsidiary;

                   (iii) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

                   (iv) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices and in amounts and on terms consistent with past practices;

                   (v) any acquisition, sale or transfer of any material assets of the Company or any of its Subsidiaries;

                   (vi) any creation or assumption by the Company or any of its
               Subsidiaries of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any material asset other than in the ordinary course of business consistent with past practices;

                   (vii) any transaction or commitment made or any contract or agreement entered into by the Company or any of its Subsidiaries or any relinquishment by the Company or any of its Subsidiaries of any contract or other right or any amendment or termination of, or default under, any Material Agreement (as defined in Section 3.8), in each case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices;

                   (viii) any making of any loan, advance or capital
               contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company made in the ordinary course of business consistent with past practices and payroll, travel and similar advances made in the ordinary course of business consistent with past practices;

                   (ix) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

                   (x) any transaction, agreement or understanding between the
               Company or its Subsidiaries on the one hand and any current director or officer of the Company or any Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K (an "Affiliate Transaction");

                   (xi) any material change in any method of accounting or
               accounting practice by the Company or any of its Subsidiaries, except as required by reason of a concurrent change in GAAP; or

                   (xii) any (x) increase in compensation, bonus or other
               benefits payable (including any retention or stay bonus) to directors, officers or employees of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practices, (y) grant of, or increase in benefits payable under, any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries or (z) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries.

          Section 3.8 Contracts. Except as disclosed in or attached as exhibits to the Company SEC Documents or as disclosed in Section 3.8(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to or bound by any contract required to be described in or filed as an exhibit to the Company's SEC filings (collectively with the documents disclosed in Section 3.8(b) of the Company Disclosure Schedule, the "Material Agreements"). The Company has previously made available to Parent true and correct copies of the Material Agreements. Neither the Company nor any Company Subsidiary knows of, or has received notice of, any violation or default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Material Agreement except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          Section 3.9  Employee Benefit Plans; ERISA.

               (a) Pension and Multiemployer Plans. The Company and its Subsidiaries have not during the preceding six years made or had an obligation to make contributions to any pension plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or described in
Section 3(37), 4063 or 4064 of ERISA with respect to their employees. With respect to any Benefit Plan that is a defined benefit plan, as of the date hereof, all funding requirements have been met in accordance with the law of the relevant jurisdiction, and the Company has accounted for such plans in accordance with GAAP, except as would not have a Company Material Adverse Effect.

               (b) Tax Qualification. The Benefit Plans (as defined below) and their related trusts intended to qualify under Sections 401 and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively, have been determined by the Internal Revenue Service (the "IRS") to qualify under such sections, as amended by the Tax Reform Act of 1986, and to the knowledge of the Company nothing has occurred since the date of such determination letters which could not be corrected or otherwise remedied without having a Company Material Adverse Effect.

               (c) Compliance with Laws. The Benefit Plans have been maintained in accordance with their terms and applicable laws, except for any noncompliance as would not reasonably be expected to result in a Company Material Adverse Effect.

               (d) Claims. Except as disclosed in Section 3.9(d) of the Company Disclosure Schedule, there are no pending or to the knowledge of the Company threatened actions, claims or proceedings against any Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims) which would reasonably be expected to have a Company Material Adverse Effect.

               (e) Change in Control. Except as disclosed in Section 3.9(e) of the Company Disclosure Schedule or in connection with the Options, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company and its Subsidiaries,
(ii) increase any benefits under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

               (f) Benefit Plans. For purposes hereof, "Benefit Plans" means all "employee benefit plans," as defined in Section 3(3) of ERISA, and all bonus or other incentive compensation, deferred compensation, disability, severance, stock award, stock option, stock purchase, tuition assistance plans or policies and each employment or other similar contract, each plan or arrangement providing for insurance coverage (including any self-insured arrangements), supplemental unemployment benefits, vacation benefits, retirement benefits, profit-sharing, stock appreciation or post-retirement insurance or benefits, in each case which the Company or any of its affiliates maintains or to which the Company or any of its affiliates makes or has an obligation to make contributions with respect to current or former employees or directors of the Company or any of its affiliates. For purposes of this Section 3.9, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

               (g) Disclosure. Section 3.9(g) of the Company Disclosure Schedule contains a list of all of the Benefit Plans. Other than Benefit Plans for foreign Subsidiaries, copies of the Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to Purchaser together with, if applicable, (A) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. The Company has made available to the Purchaser copies of the most recent Internal Revenue Service determination letters with respect to each Benefit Plan which is intended to be qualified under Section 401(a) of the Code.

               (h) Unions. Except as set forth in Section 3.9(h) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to or subject to any union contract or collective bargaining agreement for U.S. employees.

          Section 3.10 Litigation. Except as disclosed in Section 3.10 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed prior to the date hereof or for shareholder suits against the Company related to, arising out of or resulting from the transactions contemplated by this Agreement, there is no action, suit, proceeding, audit or investigation pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of their respective properties, by or before any court, governmental or regulatory authority, arbitrator or by any third party that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or that, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.10 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had or, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.11 Permits; No Default; Compliance with Applicable Laws. Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Company SEC Documents and as it is now being conducted (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened and no condition exists that with notice or lapse of time or both would constitute a material default under the Company Permits, and none of the Company Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. The business of the Company and each of its Subsidiaries is not in default or violation of, and has not since January 1, 1998 defaulted on or violated, and to the knowledge of the Company none is under investigation with respect to or has been threatened to be charged with or given notice of any default or violation of, any term, condition or provision of any statute, law, rule, regulation, judgment, decree, order, permit, license or other governmental authorization or approval (including any Company Permit) applicable to the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected, including, laws, rules and regulations relating to occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious or sex discrimination, excluding defaults or violations which are disclosed in the Company SEC Documents or which would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.12 Taxes. (a) Except as disclosed in Section 3.12 of the Company Disclosure Schedule: (i) all material Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries have been filed and such Tax Returns were true and correct in all material respects; (ii) the Company and each of its Subsidiaries has paid (or there has been paid on its behalf) all material Taxes that are due whether or not shown on any Tax Return, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company's financial statements (as of the date thereof); and (iii) none of the material Tax Returns filed by the Company and its Subsidiaries is currently the subject of an audit.

               (b) Except as disclosed in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, (i) currently is the beneficiary of any extension of time within which to file any material Tax Return; (ii) has filed a consent under Section 341(f) of the Code concerning collapsible corporations; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code; (iv) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the five-year period ending on the date the Offer commences; (v) neither the Company nor any of its Subsidiaries is a party to any material tax allocation or sharing agreement;
(vi) has any liability for the taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; or (vii) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

               (c) Section 3.12 of the Company Disclosure Schedule lists all material federal, state, local, and foreign Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ending after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries for taxable periods ending after December 31, 1992.

               (d) Prior to the Closing Date, the Company shall provide Purchaser with a U.S. tax balance sheet for the Company for the taxable periods ending December 31, 1997, such U.S. tax balance sheet having been prepared in a manner consistent with the U.S. tax balance sheet for the Company for the taxable period ending December 31, 1996 that was previously provided to Purchaser by the Company.

               (e) As soon as practicable after the execution of this Agreement, the Company shall provide to Purchaser the taxable income and net operating loss carryovers to 1998 that the Company expects to report on its Tax Returns for the taxable periods ending December 31, 1997 and such reported amounts will not differ materially from those amounts actually reported on the Company's Tax Returns for the taxable periods ending December 31, 1997.

               (f) The term "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States or any such government, including without limitation (i) income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, and estimated taxes and (ii) any interest, penalties or additions thereto, whether disputed or not.

               (g) The term "Tax Returns" shall mean any report, return, declaration, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 3.13 Real and Personal Property. The Company and its Subsidiaries, as the case may be, have good and marketable title to all of their respective real property and good title to all of their respective leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company SEC Documents, except for properties and assets that have been disposed of in the ordinary course of business consistent with past practices since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) any lien for current Taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in the Company SEC Documents. All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default, breach or event which with notice or lapse of time or both would become a default or breach which could reasonably be expected to have a Company Material Adverse Effect.

          Section 3.14 Intellectual Property. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the Intellectual Property Rights of the Company and the Subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement has had and would reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, copyright, patent, software license, invention, trade secret, know-how or other similar proprietary intellectual property right (including any registrations or applications for registration of any of the foregoing).

          Section 3.15  Environmental Matters. Except as disclosed in Section
3.15 of the Company Disclosure Schedule or as disclosed in the Company SEC
Documents:

                   (i) the Company and its Subsidiaries are in compliance with applicable laws, regulations, judicial decisions, ordinances, judgments, orders, permits, rules or governmental requirements relating to the environment, the effect of the environment on human health and safety, or pollutants, contaminants or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials (collectively, "Environmental Laws"), except for any noncompliance that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect;

                   (ii) there are no outstanding notices of violation, notices, requests for information, orders, complaints, or penalties against the Company or any of its Subsidiaries under or pursuant to Environmental Laws which individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect;

                   (iii) there are no judicial or administrative proceedings, investigations or actions pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, which allege the violation of or liability under any Environmental Law which individually or in the aggregate would have reasonably be expected to have a Company Material Adverse Effect;

                   (iv) there are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law which individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect, and there are no known facts, conditions, situations or sets of circumstances which could reasonably be expected to result in or be the basis for any such liability which would have a Company Material Adverse Effect;

                   (v) any operations conducted in, and each facility or real property owned, leased or operated by the Company or any of its Subsidiaries in the State of New Jersey satisfy the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"), and the regulations implemented thereunder, including but not limited to N.J.A.C. 7:26B-2.3, except where the failure to satisfy such requirements would not reasonably be expected to have a Company Material Adverse Effect; and

                   (vi) consummation of the Offer, the Merger and the
               transactions contemplated by this Agreement will not require compliance with the Connecticut Hazardous Waste Establishment Transfer Act (General Statutes Section 22a-134, et seq.), as amended, and any rules or regulations promulgated thereunder ("CTA"), except for any non-compliance that would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.16  Employee and Labor Matters. (a) Except as set forth in
Section 3.16 of the Company Disclosure Schedule: (i) since January 1, 1997 there has been no labor strike or work stoppage against, or lockout by, the Company or any of its Subsidiaries or, to the Company's knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to collective bargaining agreement at December 31, 1997, (ii) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before, or, to the knowledge of the Company, threatened by, the National Labor Relations Board, and (iii) there is no pending or, to the knowledge of the Company, threatened union grievance against the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.17 Information in Offer Documents. None of the information supplied or to be supplied by the Company or any of its Subsidiaries, or any of their officers, directors, employees, representatives or agents for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9, including any amendments or supplements thereto, contains or, with respect to the information included or incorporated by reference into the Offer Documents or the Schedule 14D-9, will contain at the respective times the Offer Documents and the Schedule 14D-9 are filed with the SEC or first published, sent or given to the Company's stockholders, any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to the information that has been or will be supplied by Parent or the Purchaser or their officers, directors, employees, representatives or agents for inclusion or incorporation by reference in any of the foregoing documents. The Schedule 14D-9 and any amendments or supplements thereto will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.18 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley Dean Witter ("Morgan Stanley"), the fees and expenses of which will be paid by the Company in accordance with the Company's agreement with such firm, a true and complete copy of which has heretofore been furnished to Parent. The Company has no obligations or commitments to any investment banker or financial advisor in connection with any future transactions that may be considered or entered into by the Company after the Effective Time.

          Section 3.19 Insurance. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

          Section 3.20 Opinion of Financial Advisor. The Company has received the written opinion of Morgan Stanley to the effect that, as of the date hereof, the consideration to be received by the holders of the Common Shares in the Offer and the Merger is fair from a financial point of view to such holders. A copy of such opinion has been provided to the Purchaser.

          Section 3.21 Rights Plan; Takeover Laws. (a) The Company and its Board of Directors have amended the Rights Agreement between the Company and Harris Trust and Savings Bank dated December 22, 1997 (the "Rights Agreement") (without redeeming the Rights issued thereunder), which amendment has been provided to Parent, so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable, to be triggered or to separate from the Shares to which they are attached, (ii) cause the Parent or the Purchaser or any of their affiliates to be an Acquiring Person (as defined in the Rights Agreement) in connection with the transactions contemplated hereby or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date (as defined in the Rights Agreement) in connection with the transactions contemplated hereby, and such amendment shall remain in full force and effect from and after the date hereof.

               (b) The Company has taken all action required by it in order to exempt this Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium",

"control share", "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Delaware and any other state.

          Section 3.22. Termination Agreement. The Company has entered into a Termination Agreement (the "Termination Agreement") with Hicks, Muse & Co. Partners, L.P. Incorporated ("HM&Co") providing for the termination of that certain Amended and Restated Monitoring and Oversight Agreement dated as of March 6, 1996 among the Company, Berg Electronics Group, Inc. and HM&Co (the "Oversight Agreement"). A copy of the Termination Agreement has been provided to Parent.

          Section 3.23. Exon-Florio. Except as disclosed in Section 3.23 of the Company Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of its Subsidiaries:

                   (i) has, or has had within the past three yeas, any contract with an agency of the Government of the United States with national defense responsibilities, including any component of the Department of Defense;

                   (ii) has, or has had within the past five years, any
               contract with any agency of the Government of the United States involving any information, technology or data which is classified under Executive Order 12356 of April 2, 1982 or Executive Order 12958 of April 17, 1995;

                   (iii) is a supplier to any of the military services of the
               United States or the Department of Defense of any products or services (including research and development) as a prime contractor or a first tier subcontractor or, if known, a subcontractor at any level or a seller to any such prime contractor or subcontractor;

                   (iv) has technology which has military applications;

                   (v) produces products or technical data subject to validated licenses or under general license GTDR pursuant to the U.S. Export Administration Regulations (15 C.F.R. Part 730 et seq.); or

                   (vi) produces defense articles or technical data or defense services subject to the International Traffic in Arms Regulations (22 C.F.R. Subchapter M).

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                AND THE PURCHASER

          Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:

          Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by their respective Boards of Directors and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and the Purchaser and (assuming due and valid authorization, execution and delivery hereof by the Company) is a valid and binding obligation of each of Parent and the Purchaser, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.3 Consents and Approvals; No Violations. Except, with respect to paragraphs (iv) and (v) hereof, for (a) filings pursuant to the HSR Act and other applicable antitrust or competition laws, (b) applicable requirements under the Exchange Act, (c) the filing of the Certificate of Merger, (d) applicable requirements under "takeover" or "blue sky" laws of various states, and (e) as described in this Agreement, neither the execution, delivery or performance of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) violate or conflict with any provision of the charter or by-laws or other comparable constituent documents of Parent or the Purchaser, (ii) result in a violation or breach of, or result in any loss of benefit or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or modification) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or the Purchaser is a party or by which any of them or any of their properties or assets may be bound, (iii) violate or conflict with any order, writ, judgment, injunction or decree applicable to or binding upon Parent or the Purchaser or any of their properties or assets, (iv) violate or conflict with any law, statute, rule or regulation applicable to or binding upon Parent or the Purchaser or any of their properties or assets, (v) require on the part of Parent or the Purchaser any action by or in respect of filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity or (vi) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Parent or the Purchaser, except in the case of clauses (ii), (iv), (v) or (vi) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, would not materially adversely affect the ability of Parent and the Purchaser to consummate the transactions contemplated by this Agreement.

          Section 4.4 Information in Offer Documents; Proxy Statement. None of the information supplied or to be supplied by Parent or the Purchaser, or any of their officers, directors, employees, representatives or agents for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement, including any amendments or supplements thereto, will, in the case of the Offer Documents and the Schedule 14D-9, at the respective times the Offer Documents and the Schedule 14D-9 are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, Parent and the Purchaser do not make any representation or warranty with respect to the information that has been supplied by the Company or any of its Subsidiaries or their officers, directors, employees, representatives or agents for inclusion or incorporation by reference in any of the foregoing documents. The Offer Documents and the Proxy Statement, in each case, when filed, and any amendments or supplements thereto, in each case, when filed, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

          Section 4.5 Sufficient Funds. Either Parent or the Purchaser has sufficient funds available to purchase all of the Shares outstanding on a fully diluted basis, to repay all outstanding indebtedness of the Company and the Company Subsidiaries that may become due in connection with the transaction contemplated hereby and to pay all fees and expenses related to the transactions contemplated by this Agreement.

          Section 4.6 Share Ownership. None of Parent, the Purchaser or any of their respective affiliates beneficially owns any Shares.

          Section 4.7 Purchaser's Operations. The Purchaser is a wholly owned Subsidiary of Parent which was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                                   ARTICLE V

                                   COVENANTS

          Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as contemplated by this Agreement, (ii) as disclosed in Section 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Parent, after the date hereof, and prior to the time the directors of the Purchaser have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.3 (the "Election Date"):

               (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business, consistent with past practices and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers and other third parties, and to keep available the services of their present officers, employees and business associates;

               (b) each of the Company and its Subsidiaries will not, directly or indirectly, (i) amend or propose any change to its Certificate of Incorporation or By-laws or similar organizational documents or (ii) split, combine or reclassify its outstanding capital stock;

               (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution (whether payable in cash, stock or property or any combination thereof) with respect to its capital stock (other than cash dividends from any wholly-owned Subsidiary of the Company to the Company or any other Subsidiary of the Company all of the capital stock of which is owned directly or indirectly by the Company); (ii) issue or sell any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to the exercise of Options outstanding on the date hereof and disclosed on Schedule 3.2(a) hereto or conversion of Class A Shares into Common Shares in accordance with the terms thereof; (iii) sell, lease, license (subject to the further restrictions of paragraph (vi) hereof) or dispose of any assets or properties other than in the ordinary course of business consistent with past practices which individually or in the aggregate are in an amount in excess of $500,000; (iv) incur, assume, prepay or modify any debt, other than in the ordinary course of business consistent with past practices; (v) license or sublicense (in each case subject to the further restrictions of paragraph (vi) hereof) any asset or property of the Company or any Subsidiary of the Company except in the ordinary course of business consistent with past practice on a basis that results in a positive current royalty net of any royalties due by the Company or any Subsidiary on account of sales by the licensee or sublicensee; (vi) license or sublicense any Intellectual Property of the Company or any Subsidiary; or (vii) redeem, purchase or otherwise acquire, directly or indirectly, any of its or its Subsidiaries' capital stock (except as contemplated by any employee benefit or stock plans or any employment or severance agreement as in effect on the date hereof);

               (d) neither the Company nor any of its Subsidiaries shall acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

               (e) neither the Company nor any of its Subsidiaries shall make any investment other than in readily marketable securities in an amount in excess of $500,000 in the aggregate whether by purchase of stock or securities, contributions to capital or any property transfer;

               (f) neither the Company nor any of its Subsidiaries shall waive, release, grant, or transfer any rights of value material to the Company and its Subsidiaries taken as a whole;

               (g) neither the Company nor any of its Subsidiaries shall, except as may be required or contemplated by this Agreement or by applicable law, (i) enter into, adopt, materially amend or terminate any Benefit Plans, (ii) enter into or amend any retention plan or stay bonus arrangement, employment or severance agreement, (iii) increase in any manner the compensation or other benefits of its officers or directors or (iv) increase in any manner the compensation or other benefits of any other employees (except, in the case of this clause (iv), for normal increases in the ordinary course of business, consistent with past practices);

               (h) neither the Company nor any of its Subsidiaries shall: (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than Subsidiaries of the Company), except pursuant to contractual indemnification agreements entered into in the ordinary course of business, consistent with past practices; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to Subsidiaries of the Company and payroll, travel and similar advances made in the ordinary course of business consistent with past practices); (iii) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner; or (iv) authorize or make capital expenditures which exceed $2,500,000 individually or $20,000,000 in the aggregate;

               (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred since the most recent date thereof pursuant to an agreement or transaction described in this Agreement (including the schedules hereto) or incurred in the ordinary course of business, consistent with past practices;

               (j) neither the Company nor any of its Subsidiaries shall change in any material respect any of the accounting methods, principles, policies or procedures used by it unless required by GAAP or applicable law;

               (k) the Company will not amend, modify or terminate any Material Agreement or enter into any new agreement material to the business of the Company, other than in the ordinary course of business consistent with past practices or with the prior written consent of Parent, which consent shall not be unreasonably withheld;

               (l) neither the Company nor any Subsidiary will amend or modify any existing Affiliate Transaction or enter into any new Affiliate Transaction other than with the prior written consent of Parent;

               (m) neither the Company nor any of its Subsidiaries will take or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Election Date; and

               (n) neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

          Section 5.2 Access to Information. (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access, during the period prior to the Closing Date, to all its offices, properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent, its officers, employees, accountants, counsel, financing sources and other representatives (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or regulatory boards or agencies and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law and until the Closing Date, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between the Company and Parent, dated as of July 21, 1998 (the "Confidentiality Agreement").

               (b) The Company (i) shall confer on a regular and frequent basis with one or more designated representatives of Parent to report operational matters of materiality, the general status of ongoing operations and such other matters as Purchaser may reasonably request and (ii) shall provide Parent access to customers and suppliers of the Company and its Subsidiaries.

          Section 5.3 Employee Benefits. Parent and the Purchaser agree that during the period commencing on the Effective Date and ending on the date that is one year from the

Effective Date, the Surviving Corporation and its Subsidiaries and successors shall provide those persons who, immediately prior to the Effective Time, were employees of the Company or its Subsidiaries ("Retained Employees") with employee plans and programs that provide benefits substantially comparable in the aggregate to those provided to such Retained Employees immediately prior to the Effective Time (disregarding for this purpose any stock options or other equity based compensation provided to such employees prior to the Effective
Time). With respect to such employee plans and programs provided by the Surviving Corporation and its Subsidiaries and successors, service accrued by such Retained Employees during employment with the Company and its Subsidiaries prior to the Effective Time shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits and except for benefit accrual under any defined benefit pension plan maintained by Purchaser. Amounts paid before the Effective Time by employees of the Company and its Subsidiaries under any medical plans of the Company shall after the Effective Time be taken into account in applying deductible and out-of-pocket limits applicable under any medical plan provided by Parent in substitution therefor to the same extent as if such amounts had been paid under such Parent medical plan.

          Section 5.4 No Solicitation. (a) From and after the date hereof, neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their directors, officers, advisors, agents or representatives, to (i) initiate, solicit, encourage or facilitate, directly or indirectly, any Acquisition Proposal (as defined in Section 5.4(c) hereof), (ii) engage in negotiations or discussions (other than, upon contact initiated by a third party, to advise such third party of the existence of the restrictions set forth in this Section 5.4) with, or furnish any information or data to, any third party relating to an Acquisition Proposal, or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries. Notwithstanding anything to the contrary contained in this Section 5.4 or in any other provision of this Agreement, the Company and its Board of Directors may participate in discussions or negotiations with or furnish information to any third party making an Acquisition Proposal not solicited in violation of this Section 5.4 (a "Potential Acquiror") or approve such an Acquisition Proposal if the Company's Board of Directors is advised by its financial advisor that such Potential Acquiror has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal, and the Board determines in good faith (A) after receiving advice from its financial advisor, that such third party has submitted to the Company an Acquisition Proposal which is a Superior Proposal (as defined in Section 5.4(d) hereof), and (B) based upon advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would violate the Board's fiduciary duties under applicable law. The Company agrees that any non-public information furnished to a Potential Acquiror will be pursuant to a confidentiality agreement containing confidentiality and standstill provisions substantially similar to the confidentiality and standstill provisions of the Confidentiality Agreement, but in no event less favorable to the Company, in a material respect. A copy of the confidentiality agreement entered into with the Potential Acquiror shall be provided to Parent for informational purposes only. In the event that the Company shall determine to provide any information as described above, or shall receive any Acquisition Proposal, it first shall promptly inform Parent in writing as to the fact that information is to be provided and shall furnish to Parent the identity of the recipient of such information and/or the Potential Acquiror and the terms of any such Acquisition Proposal and shall continue to advise Parent after providing such information. The Company will immediately cease and cause its advisors, agents and other intermediaries to terminate any existing activities, discussions and negotiations conducted heretofore with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of such party.

               (b) The Board of Directors of the Company shall not (i) withdraw or modify or propose to withdraw or modify, in any manner adverse to Parent, the approval or recommendation of such Board of Directors of this Agreement, the Offer or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause or agree to cause the Company to enter into any letter of intent, agreement in principle or agreement related to any Acquisition Proposal unless, in each case, the Board determines in good faith (A) after receiving advice from its financial advisor that such Acquisition Proposal is a Superior Proposal and (B) based upon advice of outside legal counsel that the failure to take such action would violate the Board's fiduciary duties under applicable law.

               (c) For purposes of this Agreement, "Acquisition Proposal" shall mean any inquiry, proposal or offer, whether in writing or otherwise, made by a third party (other than Parent) relating to (i) any acquisition or purchase of 20% or more of the consolidated assets of the Company and its Subsidiaries or of 20% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any third party beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any merger, consolidation, business combination, sale of assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company and its Subsidiaries or (iv) any other transaction the consummation of which would reasonably be expected to interfere with in a material way, prevent or materially delay the Merger or which would reasonably be expected to materially dilute the benefits to Parent of the transactions contemplated hereby (but excluding, in each case, the transactions contemplated hereby).

               (d) For purposes of the Agreement, the term "Superior Proposal" means any bona fide Acquisition Proposal, which proposal was not solicited by the Company after the date of this Agreement, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the Shares then outstanding or all or substantially all the assets of the Company, and otherwise on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company and its stockholders than the Offer and the Merger (based on advice of the Company's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Offer and the Merger).

               (e) For purposes of the Agreement, the term "third party" means any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act and the rules of the Commission promulgated thereunder, other than Parent or any of its affiliates.

               (f) Notwithstanding the foregoing, nothing contained in this
Section 5.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which the Board of Directors of the Company determines in good faith, on the basis of advice from outside legal counsel (who may be the Company's regularly engaged outside legal counsel), that such action is required in order to comply with the fiduciary duties of the Board of Directors to the stockholders of the Company under applicable law. Notwithstanding anything contained in this Agreement to the contrary, (i) any action by the Board of Directors permitted to be taken by this Section 5.4 shall not constitute a breach of this Agreement by the Company and (ii) any "stop-look-and-listen" communication with respect to the Offer, the Merger or this Agreement solely of the nature contemplated by Rule 14d-9 under the Exchange Act made by the Company as a result of an Acquisition Proposal shall in no event be deemed a withdrawal or modification by the Board of Directors of its approval or recommendation of the Offer, the Merger or this Agreement.

          Section 5.5 Publicity. The initial press releases with respect to the execution of this Agreement shall be approved in advance by both Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or statement with respect to the Merger, this Agreement or the other transactions contemplated hereby without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or national securities quotation system.

          Section 5.6 Indemnification; D&O Insurance. (a) The Company shall, and from and after the consummation of the Offer, Parent shall or shall cause the Surviving Corporation or an affiliate of Parent to indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (the "Indemnified Parties") from and against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. All rights to indemnification and exculpation existing in favor of the directors and officers of the Company as provided in the Company's Certificate of Incorporation or By-laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time (including the right to advancement of expenses), shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six years after the consummation of the Offer in any manner that would adversely affect the rights of the individuals who at or prior to the consummation of the Offer were directors or officers of the Company with respect to occurrences at or prior to the consummation of the Offer and Parent shall cause the Surviving Corporation to honor all such rights to indemnification.

               (b) For a period of three years after the Effective Time, Parent will cause the Surviving Corporation to use its reasonable best efforts to provide directors and officers liability insurance issued by a reputable insurer in respect of acts and omissions occurring prior to the Effective Time covering each of the Indemnified Parties currently covered by the Company's officers' and directors' liability insurance on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section 5.6, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent.

          Section 5.7 Approvals and Consents; Cooperation; Notification. (a) The parties hereto shall use their respective reasonable best efforts, and cooperate with each other, to (i) determine as promptly as practicable all governmental and third party authorizations, approvals, consents or waivers, including, pursuant to the HSR Act and other applicable antitrust or competition laws, advisable (in Parent's and Purchaser's discretion) or required in order to consummate the transactions contemplated by this Agreement, including, the Offer and the Merger, (ii) obtain such authorizations, approvals, consents or waivers as promptly as practicable and (iii) prepare the Proxy Statement and the Offer Documents.

               (b) The Company, Parent and the Purchaser shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers, including, under the HSR Act and other applicable antitrust or competition laws, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection therewith.

               (c) The Company shall give prompt notice to Parent of (i) the occurrence of any event, condition or development material to the Company and its Subsidiaries, taken as a whole, (ii) any notice or other communication from any Person claiming its consent is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement and (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.10 or which relate to the consummation of the transactions contemplated by this Agreement. Each of the Company and Parent shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would cause any condition to the consummation of the Offer or the Merger not to be satisfied.

          Section 5.8 Reasonable Best Efforts; Further Assurances. (a) Each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Offer and the Merger.

               (b) At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          Section 5.9 Shareholder Litigation. The Company and Parent agree that in connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company will keep Parent, and any counsel which Parent may retain at its own expense, informed of the course of such litigation, to the extent Parent is not otherwise a party thereto, and the Company agrees that it will consult with Parent prior to entering into any settlement or compromise of any such shareholder litigation; provided, that, no such settlement or compromise will be entered into without Parent's prior written consent, which consent shall not be unreasonably withheld.

          Section 5.10 Fair Price Statute. If any "fair price" or "control share acquisition" or "anti-takeover" statute, or similar statute or regulations shall become applicable to the transactions contemplated by this Agreement or by the Stockholders Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

          Section 5.11 Non-Solicitation and Non-Competition Agreements. As soon as practicable following the execution of this Agreement, the Company will enter into Non-Solicitation and Non-Competition Agreements substantially in the form of the agreements or as otherwise set forth in Section 5.11 of the Company Disclosure Schedule with the individuals and the entities listed in such Section of the Company Disclosure Schedule.

          Section 5.12 Transition Services. The Company shall enter into an agreement with Mills & Partners pursuant to which, at the election of the Company, Mills & Partners will provide transition services to the Surviving Corporation for a period of up to six months (as determined by the Company) following the Effective Time at a cost that is equal to the cost to Mills & Partners of providing those services. For the purposes of this Section, "transition services" means financial, treasury, accounting, tax, audit, benefit administration, management information services and other related services, and other similar administrative services currently provided to the Company or its Subsidiaries by Mills & Partners.


                                   ARTICLE VI

                                   CONDITIONS

          Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) this Agreement shall have been adopted by the requisite vote of the holders of Company Stock, if required by applicable law and the Certificate of Incorporation (provided that Parent shall comply with its obligations in respect of the voting of Shares set forth in Section 1.8(b));

               (b) any waiting period applicable to the Merger under the HSR Act and other applicable antitrust or competition laws shall have expired or been terminated, as applicable;

               (c) no judgment, statute, rule, regulation, order, decree or injunction shall have been enacted, promulgated or issued by any Governmental Entity or court which prohibits or restrains the consummation of the Merger; and

               (d) Parent, the Purchaser or their affiliates shall have purchased shares of Company Stock pursuant to the Offer; provided that neither Parent nor the Purchaser may invoke this condition if Purchaser shall have failed to purchase shares of Company Stock so tendered and not withdrawn in violation of the terms of this Agreement or the Offer.

          Section 6.2 Conditions to the Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of Parent and the Purchaser shall be true and accurate in all material respects as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period); and

               (b) each of Parent and the Purchaser shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent or the Purchaser, as the case may be, at or prior to the Effective Time.

          Section 6.3 Conditions to the Obligations of Parent and the Purchaser to Effect the Merger. The obligations of Parent and the Purchaser to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) the representations and warranties of the Company shall be true and accurate in all material respects as of the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period); and

               (b) the Company shall have performed in all material respects all of the respective obligations hereunder required to be performed by the Company, at or prior to the Effective Time.

          Section 6.4  Exception. The conditions set forth in Section 6.2 and
6.3 hereof shall cease to be conditions to the obligations of the parties if the Purchaser shall have accepted for payment and paid for Shares validly tendered pursuant to the Offer.


                                   ARTICLE VII

                                   TERMINATION

          Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

               (a) By the mutual consent of Parent, the Purchaser and the Company.

               (b) By either of the Company, on the one hand, or Parent and the Purchaser, on the other hand:

                   (i) if shares of Company Stock shall not have been purchased pursuant to the Offer on or prior to December 31, 1998; provided further, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the

               Purchaser, as the case may be, to purchase shares of Company Stock pursuant to the Offer on or prior to such date; or

                   (ii) if there shall be any law or regulation that makes
               consummation of the Merger illegal or otherwise prohibited or if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective reasonable best efforts to lift), in each case restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or prohibiting Parent to acquire or hold or exercise rights of ownership of the Shares, and such order, decree, ruling or other action shall have become final and non-appealable.

               (c) By the Company:

                   (i) if, subject to the provisions of Section 5.4(b) hereof and prior to the purchase of shares of Company Stock pursuant to the Offer, a third party shall have made an Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor, is a Superior Proposal and the Company shall have executed a definitive agreement with such third party in respect of such Superior Proposal; or

                   (ii) if Parent or the Purchaser shall have terminated the
               Offer, or the Offer shall have expired, without Parent or the Purchaser, as the case may be, purchasing any shares of Company Stock pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(ii) if the Company is in material breach of this Agreement.

               (d) By Parent and the Purchaser if, prior to the purchase of shares of Company Stock pursuant to the Offer, (i) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger; (ii) the Board of Directors of the Company shall have approved or recommended an Acquisition Proposal or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, the Purchaser or their affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); or (iii) any person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent or any of its affiliates) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange
Act) of at least 50% of the outstanding Shares or shall have acquired, directly or indirectly, at least 50% of the assets of the Company.

           Section 7.2 Effect of Termination.

               (a) In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, the Purchaser or the Company or their respective directors, officers, employees, stockholders, representatives, agents or advisors other than, with respect to Parent, the Purchaser and the Company, the obligations pursuant to this Section 7.2, Sections 5.12, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.10, 8.11, 8.12, 8.13
and the last sentence of Section 5.2(a). Nothing contained in this Section 7.2 shall relieve Parent, the Purchaser or the Company from liability for willful breach of this Agreement.

               (b) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c)(i) hereof or by Parent and the Purchaser pursuant to
Section 7.1(d) hereof, the Company shall pay to Parent by wire transfer of immediately available funds to an account designated by Parent on the next business day following such termination, an amount equal to $65,000,000 (the "Termination Fee").

               (c) The Company acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 7.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this Section 7.2, the Company shall also pay to Parent its costs and expenses incurred in connection with such litigation.


                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.3(b)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration or adversely affect the rights of the Company's stockholders hereunder without the further approval of such stockholders.

          Section 8.2 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.2 shall not limit any covenant or agreement contained in this Agreement which by its terms contemplates performance after the Effective Time.

          Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, with delivery by such service confirmed, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or the Purchaser, to:

                   Tour Framatome
                   1, Place de la Coupole
                   92084 Paris La Defense
                   France
                   Telephone:  33 (0)1 47 96 14 43
                   Telecopy:  33 (0)1 47 96 33 88
                   Attention:  Philippe Anglaret

                   with copies to:

                   Davis Polk & Wardwell
                   450 Lexington Avenue
                   New York, New York  10017
                   Telephone:  (212) 450-4334
                   Telecopy:  (212) 450-5648
                   Attention:  John J. McCarthy, Jr., Esq.

               (b) if to the Company, to:

                   Berg Electronics Corp.
                   101 South Hanley Road
                   St. Louis, Missouri 63105
                   Telephone:  (314) 746-2245
                   Telecopy:   (314) 746-2299
                   Attention:  David M. Sindelar
                   with a copy to:

                   Weil, Gotshal & Manges LLP
                   100 Crescent Court, Suite 1300
                   Dallas, Texas  75201-6950
                   Telephone:  (214) 746-7738
                   Telecopy:  (214) 746-7777
                   Attention:  R. Scott Cohen, Esq.

Any notice which is not sent to the party's counsel in the manner and at the address or telecopy number set forth above within 24 hours following the time such notice is given to such party shall be deemed not to be validly delivered to such party.

          Section 8.4 Interpretation. The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "to the knowledge of" or any similar phrase shall mean such facts and other information which as of the date of determination are actually known to any senior or executive vice president, chief financial officer, general counsel, chief compliance officer, controller, and any officer superior to any of the foregoing. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 27, 1998. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. As used in this Agreement, "Person" means an individual or corporation, partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, governmental entity or other legal entity.

          Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 8.6 Entire Agreement; Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

          Section 8.9 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond in connection therewith and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.

          Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except that Parent and Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase Shares pursuant to the Offer, but any such transfer or assignment will not relieve Parent or Purchaser, as the case may be, of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

          Section 8.11 Expenses. Except as set forth in Section 7.2 hereof, all costs and expenses incurred in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

          Section 8.13 Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 8.14 Disclosure Schedule. The Company Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                  FRAMATOME CONNECTORS INTERNATIONAL S.A.



                                  By:   /s/ PHILIPPE ANGLARET
                                        ---------------------------------------
                                  Name:     Philippe Anglaret
                                  Title:    Chairman and President


                                  BRAVO ACQUISITION CO.



                                  By:   /s/ PHILIPPE ANGLARET
                                        ---------------------------------------
                                  Name:     Philippe Anglaret
                                  Title:    Chairman and President


                                  BERG ELECTRONICS CORP.



                                  By:   /s/ JAMES N. MILLS
                                        ---------------------------------------
                                  Name:     James N. Mills
                                  Title:    Chairman of the Board and
                                            Chief Executive Officer

                                     ANNEX A

                             CONDITIONS TO THE OFFER

          Notwithstanding any other provision of the Offer, subject to the provisions of the Merger Agreement, Parent and the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer and not accept for payment any tendered Shares if (i) any applicable waiting period under the HSR Act or other applicable antitrust or competition laws has not expired or been terminated prior to the expiration of the Offer, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after August 27, 1998, and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following shall exist:

          (a) there shall be instituted or pending any action or proceeding by any government or governmental authority or agency, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, that has reasonable likelihood of success (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Parent or the consummation by Parent of the Merger, or seeking to obtain material damages in connection with the transactions contemplated by the Offer or the Merger, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its subsidiaries, taken as a whole, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or (iv) seeking to require divestiture by Parent or any of its subsidiaries or affiliates of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole; or

          (b) there shall be any statute, rule, regulation, order, decree or injunction enacted, promulgated or issued by any court, government or governmental authority or agency that is reasonably likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

          (c) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and accurate in all material respects as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period);

          (d) the Company shall have breached or failed to perform or comply with, in any material respects, any obligation, agreement or covenant under the Merger Agreement;

          (e) the Merger Agreement shall have been terminated in accordance with its terms;

          (f) the Board of Directors of the Company shall have withdrawn or modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have recommended an Acquisition Proposal or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, the Purchaser or their affiliates or the Board of Directors of the Company shall have adopted a resolution to do any of the foregoing.

          The foregoing conditions are for the sole benefit of the Purchaser and Parent (subject to any assignment in accordance with Section 8.10 hereof) and, subject to the Merger Agreement, may be asserted by either of them or may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any such rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.


                                      A-2